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                                                EXHIBIT 21

                                     SUBSIDIARIES OF THE REGISTRANT



  Name and State of Incorporation
         and Organization                                      Trade Name

Waters Edge Scanning Associates, Inc.,                         Waters Edge Scanning Associates
 a Florida corporation                                         Tampa MRI


Medcross Imaging, Ltd.,                                        Medcross Imaging
 a Florida limited partnership


Medcross Asia, Ltd.,                                           ---
 a Hong Kong corporation


Urological Ultrasound Services                                 Urological Ultrasound Services of
 of Tampa Bay, Inc. a Florida                                  of Tampa Bay
 corporation

Shenyang Medcross Huamei Medical                               ---
 Equipment Co., Ltd., a Peoples
 Republic of China corporation

I-Link Worldwide, Inc.,                                        I-Link
 a Utah corporation
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